Exhibit 99.(e)(5)

Pacific Select Fund – Distribution Agreement Exhibit A, effective October 29, 2021

EXHIBIT A

to

DISTRIBUTION AGREEMENT

(Between Pacific Select Fund and Pacific Select Distributors, LLC)

Funds	Share Class(es)

U.S. Fixed Income Funds:

Core Income Portfolio	I, P
Diversified Bond Portfolio	I, P
Floating Rate Income Portfolio	I, P
High Yield Bond Portfolio	I, P
Inflation Managed Portfolio	I, P
Intermediate Bond Portfolio	I, P
Managed Bond Portfolio	I, P
Short Duration Bond Portfolio	I, P

International Fixed Income Fund:

Emerging Markets Debt Portfolio	I, P

U.S. Equity Funds:

Dividend Growth Portfolio	I, P
Equity Index Portfolio	I, P
Focused Growth Portfolio	I, P
Growth Portfolio	I, P
Hedged Equity Portfolio	I, P
Large-Cap Growth Portfolio	I, P
Large-Cap Value Portfolio	I, P
Main Street® Core Portfolio	I, P
Mid-Cap Equity Portfolio	I, P
Mid-Cap Growth Portfolio	I, P
Mid-Cap Value Portfolio	I, P
Small-Cap Equity Portfolio	I, P
Small-Cap Growth Portfolio	I, P
Small-Cap Index Portfolio	I, P
Small-Cap Value Portfolio	I, P
Value Advantage Portfolio	I, P
Value Portfolio (formerly named Comstock Portfolio)	I, P

International Equity Funds:

Emerging Markets Portfolio	I, P
International Growth Portfolio	I, P
International Large-Cap Portfolio	I, P
International Small-Cap Portfolio	I, P
International Value Portfolio	I, P

Sector Funds:

Health Sciences Portfolio	I, P
Real Estate Portfolio	I, P

Pacific Select Fund – Distribution Agreement Exhibit A, effective October 29, 2021

Technology Portfolio	I, P

Asset Allocation/Balanced Funds:

ESG Diversified Portfolio	I, P
ESG Diversified Growth Portfolio	I, P
Pacific Dynamix – Conservative Growth Portfolio	I, P
Pacific Dynamix – Moderate Growth Portfolio	I, P
Pacific Dynamix – Growth Portfolio	I, P
Portfolio Optimization Conservative Portfolio	I, P
Portfolio Optimization Moderate-Conservative Portfolio	I, P
Portfolio Optimization Moderate Portfolio	I, P
Portfolio Optimization Growth Portfolio	I, P
Portfolio Optimization Aggressive Growth Portfolio	I, P
PSF DFA Balanced Allocation Portfolio	D, P

Pacific Dynamix Underlying Funds:

PD 1-3 Year Corporate Bond Portfolio	P
PD Aggregate Bond Index Portfolio	P
PD High Yield Bond Market Portfolio	P
PD Large-Cap Growth Index Portfolio	P
PD Large-Cap Value Index Portfolio	P
PD Mid-Cap Index Portfolio	P
PD Small-Cap Growth Index Portfolio	P
PD Small-Cap Growth Index Portfolio	P
PD Emerging Markets Index Portfolio (formerly named PD Emerging Markets Portfolio)	P
PD International Large-Cap Index Portfolio (formerly named PD International Large-Cap Portfolio)	P

Effective: October 29, 2021, agreed to and accepted by:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC SELECT DISTRIBUTORS, LLC

By:	/s/ Brett M. Hynes
Name: Brett M. Hynes
Title: Vice President